UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 18, 2017

TRONC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:
This Current Report on Form 8-K/A is being filed to update scrivener’s errors on the cover and signature page of the Current Report on Form 8-K filed by tronc, Inc. on April 20, 2017. The text of Item 5.07 has not changed from the original filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 18, 2017, tronc, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders in Chicago, Illinois. The Company’s stockholders voted on the following matters with the following results:

1.	The election of seven directors nominated by the Board.

Director	For	Withheld	Broker Non-Votes
Carol Crenshaw	19,330,312	302,292	5,796,139
Justin C. Dearborn	19,423,211	209,393	5,796,139
David Dreier	19,471,846	160,758	5,796,139
Michael W. Ferro, Jr.	19,107,535	525,069	5,796,139
Philip G. Franklin	19,349,510	283,094	5,796,139
Eddy W. Hartenstein	18,224,657	1,407,947	5,796,139
Richard A. Reck	19,345,616	286,988	5,796,139

2.	The approval of an advisory resolution approving the compensation of the Company’s named executive officers for 2016.

For	Against	Abstain	Broker Non-Votes
17,715,181	1,799,806	117,617	5,796,139

3.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017

For	Against	Abstain
25,332,078	67,097	29,568

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONC, INC.
Date: April 20, 2017	By: /s/ Julie K. Xanders Name: Julie K. Xanders Title: Executive Vice President, General Counsel and Secretary